ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Second Quarter 2022 Financial Results

And Raises 2022 Guidance for Adjusted EBITDA

Second Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 38.9% year over year to $406.5 million
•
Construction and Material Handling revenue of $271.0 million and $135.5 million, respectively
•
Product Support revenue increased $23.5 million year over year to $110.0 million
•
Record second quarter financial results primarily due to strong demand for equipment and product support growth
•
Net income of $5.4 million available to common shareholders compared to a loss of $(15.8) million in 2021
•
Adjusted basic and diluted net income per share* of $0.21 compared to loss of $(0.06) in 2021
•
Adjusted EBITDA* grew 45.3% to $41.4 million, compared to $28.5 million in 2021

Livonia, MI. – August 9, 2022 – Alta Equipment Group Inc. (“Alta” or the “Company”) (NYSE: ALTG), a leading provider of premium material handling and construction equipment and related services, today announced financial results for the second quarter ended June 30, 2022.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “As a result of the ongoing strong demand in our end-user markets, solid execution, flexible business model and the positive contributions from our growth initiatives, we delivered record results for the second quarter. Total revenues increased 38.9%,or $113.8 million, to $406.5 million and Adjusted EBITDA also increased significantly from a year ago. We also achieved $5.4 million of GAAP net income for the quarter. We are seeing significant strength in our Construction segment and our Material Handling business is also performing well. As a result of our performance in the second quarter and our visibility going forward, we have raised our Adjusted EBITDA guidance for the year.”

In terms of our market outlook, Mr. Greenawalt noted “Despite the headline economic news, concerns about a recession, our business indicators remain robust for our end-user markets. Project activity across all our regions remain solid and our industry’s business cycle remains in growth mode. Our large level of new equipment sales for the quarter is indicative of pent-up demand for equipment that continues to manifest itself in historic levels of equipment sales backlogs. Our parts and service revenue lines are benefiting from an aging field population as we provide customers with best-in-class skilled technicians to keep their business operations up and running. We believe the finalization of the infrastructure bill will be an incremental benefit to our business in 2023 and beyond.”

In conclusion, Mr. Greenawalt commented, “We have effectively executed our growth strategy over the past two years and our second quarter results reflect that success. On a trailing twelve-month basis, our acquisitions since the IPO have added $376 million in revenue and $42.4 million in Adjusted EBITDA to the enterprise. After quarter end we entered into a definitive agreement to acquire Yale Industrial Trucks, Inc. (“YIT”), a privately held Yale lift truck dealer with five locations in southeastern Canada. The YIT deal is very consistent with our strategy to increase the scale of our business and will establish a presence for Alta in an international market for the first time. Our balance sheet is very solid and will support further acquisition activity as well as our new capital allocation policy, which includes paying a regular quarterly dividend and a share repurchase program.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Full Year 2022 Financial Guidance:

•
The Company increased its guidance range and currently expects to report Adjusted EBITDA between $147 million and $152 million, net of new equipment floorplan interest, for the full year 2022. This is an increase from between $137 million and $142 million, as previously expected.

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
	2022	2021	2022 versus 2021		2022	2021	2022 versus 2021
Revenues:
New and used equipment sales	$217.3	$132.0	$85.3	64.6%	$368.9	$255.8	$113.1	44.2%
Parts sales	58.3	44.1	14.2	32.2%	111.7	85.5	26.2	30.6%
Service revenue	51.7	42.4	9.3	21.9%	99.9	81.1	18.8	23.2%
Rental revenue	43.6	38.2	5.4	14.1%	81.3	71.3	10.0	14.0%
Rental equipment sales	35.6	36.0	(0.4)	(1.1)%	76.4	67.8	8.6	12.7%
Total revenues	$406.5	$292.7	$113.8	38.9%	$738.2	$561.5	$176.7	31.5%

Cost of revenues:
New and used equipment sales	$182.2	$112.5	$69.7	62.0%	$306.1	$219.0	$87.1	39.8%
Parts sales	40.0	30.6	9.4	30.7%	76.7	59.3	17.4	29.3%
Service revenue	21.9	16.4	5.5	33.5%	42.0	30.9	11.1	35.9%
Rental revenue	5.4	5.2	0.2	3.8%	10.8	10.7	0.1	0.9%
Rental depreciation	23.3	21.3	2.0	9.4%	43.6	40.7	2.9	7.1%
Rental equipment sales	27.9	29.8	(1.9)	(6.4)%	61.8	56.7	5.1	9.0%
Cost of revenues	$300.7	$215.8	$84.9	39.3%	$541.0	$417.3	$123.7	29.6%

Gross profit	$105.8	$76.9	$28.9	37.6%	$197.2	$144.2	$53.0	36.8%

General and administrative expenses	$88.8	$71.1	$17.7	24.9%	$171.7	$135.9	$35.8	26.3%
Depreciation and amortization expense	4.0	2.6	1.4	53.8%	7.9	4.6	3.3	71.7%
Total general and administrative expenses	$92.8	$73.7	$19.1	25.9%	$179.6	$140.5	$39.1	27.8%

Income from operations	$13.0	$3.2	$9.8	306.3%	$17.6	$3.7	$13.9	375.7%

Other (expense) income:
Interest expense, floor plan payable – new equipment	$(0.5)	$(0.5)	$—	—	$(0.8)	$(1.0)	$0.2	(20.0)%
Interest expense – other	(6.3)	(5.5)	(0.8)	14.5%	(12.1)	(10.8)	(1.3)	12.0%
Other income	0.4	—	0.4	100.0%	0.7	0.1	0.6	600.0%
Loss on extinguishment of debt	—	(11.9)	11.9	(100.0)%	—	(11.9)	11.9	(100.0)%
Total other expense	$(6.4)	$(17.9)	$11.5	(64.2)%	$(12.2)	$(23.6)	$11.4	(48.3)%

Income (loss) before taxes	$6.6	$(14.7)	$21.3	(144.9)%	$5.4	$(19.9)	$25.3	(127.1)%

Income tax provision	0.5	—	0.5	100.0%	0.5	0.5	—	—
Net income (loss)	$6.1	$(14.7)	$20.8	(141.5)%	$4.9	$(20.4)	$25.3	(124.0)%

Preferred stock dividends	(0.7)	(1.1)	0.4	(36.4)%	(1.5)	(1.1)	(0.4)	36.4%
Net income (loss) available to common shareholders	$5.4	$(15.8)	$21.2	(134.2)%	$3.4	$(21.5)	$24.9	(115.8)%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Recent Business Highlights:

•
On July 29th, the Company acquired the stock of YIT, a privately held Canadian equipment distributer with locations in Ontario and Quebec. YIT generated approximately $46.6 million in revenue and adjusted EBITDA of $9.4 million in the trailing twelve months through May 2022. The implied enterprise value of the acquisition is estimated to be approximately $33.5 million, subject to post-closing purchase price adjustments.
•
The Company's Board approved the initiation of a regular quarterly cash dividend for each of the Company's issued and outstanding shares of common stock. The common stock dividend is $0.057 per share, or approximately $0.23 per share on an annualized basis. The first common stock dividend will be payable on August 31st, 2022 to shareholders of record as of August 15th, 2022.
•
The Company's Board approved a share repurchase program authorizing Alta to repurchase shares of its common stock for an aggregate purchase price of not more than $12.5 million.

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss and answer questions about the Company’s second quarter financial results. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Second Quarter 2022 Earnings Call and Webcast
Date:	Tuesday, August 9, 2022
Time:	5:00 p.m. Eastern Time
Live call:	(888) 660-6153
International:	(929) 203-1911
Live call access code:	7327860
Audio Replay:	(800) 770-2030
Replay access code:	7327860
Webcast:	https://events.q4inc.com/attendee/279364861

The audio replay will be archived through August 23, 2022.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 65 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Florida, Ohio, Ontario and Quebec. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

of the COVID-19 outbreak or future epidemics on our business; federal, state, and local budget uncertainty, especially as it relates to infrastructure projects; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$0.5	$2.3
Accounts receivable, net of allowances of $11.8 and $10.7 as of June 30, 2022 and December 31, 2021, respectively	211.2	182.7
Inventories, net	296.6	239.2
Prepaid expenses and other current assets	30.4	24.4
Total current assets	$538.7	$448.6

Property and equipment, net	346.7	344.5
Operating lease right-of-use assets, net	98.2	102.6
OTHER ASSETS
Goodwill	$44.1	$41.9
Other intangible assets, net	40.4	43.4
Other assets	3.0	1.6
Total other assets	$87.5	$86.9
TOTAL ASSETS	$1,071.1	$982.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Lines of credit, net	$123.6	$98.4
Floor plan payable – new equipment	151.7	114.2
Floor plan payable – used and rental equipment	46.9	40.6
Current portion of long-term debt	3.1	2.6
Accounts payable	77.4	73.5
Customer deposits	21.3	16.7
Accrued expenses	41.3	39.3
Current operating lease liabilities	16.3	16.2
Other current liabilities	25.0	19.1
Total current liabilities	$506.6	$420.6

LONG-TERM LIABILITIES
Long-term debt, net of current portion	310.4	310.0
Finance lease obligations, net of current portion	11.9	9.0
Deferred revenue, net of current portion	3.6	4.2
Guaranteed purchase obligations, net of current portion	4.2	5.2
Long-term operating lease liabilities, net of current portion	84.9	88.4
Deferred tax liability	6.9	6.9
Other liabilities	3.4	3.6
TOTAL LIABILITIES	$931.9	$847.9
CONTINGENCIES - NOTE 12
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at June 30, 2022 and December 31, 2021, respectively	$—	$—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 31,981,843 and 32,363,376 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	218.5	217.4
Treasury stock at cost, 862,182 and 390,000 shares of common stock held at June 30, 2022 and December 31, 2021, respectively	(5.9)	(5.9)
Accumulated deficit	(73.4)	(76.8)
TOTAL STOCKHOLDERS’ EQUITY	$139.2	$134.7
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,071.1	$982.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share amounts)	2022	2021	2022	2021
Revenues:
New and used equipment sales	$217.3	$132.0	$368.9	$255.8
Parts sales	58.3	44.1	111.7	85.5
Service revenue	51.7	42.4	99.9	81.1
Rental revenue	43.6	38.2	81.3	71.3
Rental equipment sales	35.6	36.0	76.4	67.8
Total revenues	$406.5	$292.7	$738.2	$561.5
Cost of revenues:
New and used equipment sales	182.2	112.5	306.1	219.0
Parts sales	40.0	30.6	76.7	59.3
Service revenue	21.9	16.4	42.0	30.9
Rental revenue	5.4	5.2	10.8	10.7
Rental depreciation	23.3	21.3	43.6	40.7
Rental equipment sales	27.9	29.8	61.8	56.7
Cost of revenues	$300.7	$215.8	$541.0	$417.3
Gross profit	$105.8	$76.9	$197.2	$144.2
General and administrative expenses	88.8	71.1	171.7	135.9
Depreciation and amortization expense	4.0	2.6	7.9	4.6
Total general and administrative expenses	92.8	73.7	179.6	140.5
Income from operations	$13.0	$3.2	$17.6	$3.7
Other (expense) income:
Interest expense, floor plan payable – new equipment	(0.5)	(0.5)	(0.8)	(1.0)
Interest expense – other	(6.3)	(5.5)	(12.1)	(10.8)
Other income	0.4	—	0.7	0.1
Loss on extinguishment of debt	—	(11.9)	—	(11.9)
Total other expense	$(6.4)	$(17.9)	$(12.2)	$(23.6)
Income (loss) before taxes	$6.6	$(14.7)	$5.4	$(19.9)
Income tax provision	0.5	—	0.5	0.5
Net income (loss)	$6.1	$(14.7)	$4.9	$(20.4)
Preferred stock dividends	(0.7)	(1.1)	(1.5)	(1.1)
Net income (loss) available to common shareholders	$5.4	$(15.8)	$3.4	$(21.5)
Basic income (loss) per share	$0.17	$(0.49)	$0.11	$(0.69)
Diluted income (loss) per share	$0.17	$(0.49)	$0.11	$(0.69)
Basic weighted average common shares outstanding	31,933,032	32,403,151	32,147,015	31,204,239
Diluted weighted average common shares outstanding	32,151,512	32,553,526	32,367,810	31,344,518

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(amounts in millions)	2022	2021
OPERATING ACTIVITIES
Net income (loss)	$4.9	$(20.4)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	51.5	45.3
Amortization of debt discount and debt issuance costs	0.7	0.8
Imputed interest	0.1	0.2
Gain on sale of property and equipment	(0.1)	—
Gain on sale of rental equipment	(14.6)	(11.1)
Provision for inventory obsolescence	1.9	0.4
Provision for bad debt	2.4	2.3
Loss on debt extinguishment	—	11.9
Share-based compensation expense	1.1	0.5
Changes in deferred income taxes	—	0.5
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(30.7)	(18.6)
Inventories	(131.7)	(85.6)
Proceeds from sale of rental equipment	76.4	67.8
Prepaid expenses and other assets	(7.3)	(8.2)
Manufacturers floor plans payable	31.7	6.0
Accounts payable, accrued expenses, customer deposits, and other current liabilities	16.7	19.2
Leases, deferred revenue, and other liabilities	0.4	(0.8)
Net cash provided by operating activities	$3.4	$10.2
INVESTING ACTIVITIES
Expenditures for rental equipment	$(30.3)	$(22.8)
Expenditures for property and equipment	(4.2)	(3.3)
Proceeds from sale of property and equipment	0.3	1.1
Expenditures for guaranteed purchase obligations	(1.7)	(1.2)
Expenditures for acquisitions, net of cash acquired	(1.5)	(2.6)
Net cash used in investing activities	$(37.4)	$(28.8)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	$—	$(1.6)
Extinguishment of long-term debt	—	(153.1)
Proceeds from lines of credit and long-term borrowings	166.7	488.3
Principal payments on lines of credit, long-term debt and finance lease obligations	(143.4)	(306.9)
Proceeds from floor plan payable with unaffiliated source	64.6	52.3
Payments on floor plan payable with unaffiliated source	(52.5)	(57.7)
Preferred dividends paid	(1.5)	(1.1)
Payment of promissory note	—	(1.0)
Other financing activities	(1.7)	—
Net cash provided by financing activities	$32.2	$19.2

NET CHANGE IN CASH	(1.8)	0.6

Cash, Beginning of year	2.3	1.2
Cash, End of period	$0.5	$1.8
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$69.9	$86.3
Supplemental disclosures of cash flow information
Cash paid for interest	$11.9	$8.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts in millions)	2022	2021	2022	2021
Net income (loss)	$5.4	$(15.8)	$3.4	$(21.5)
Depreciation and amortization	27.3	23.9	51.5	45.3
Interest expense	6.8	6.0	12.9	11.8
Income tax provision	0.5	—	0.5	0.5
EBITDA (1)	$40.0	$14.1	$68.3	$36.1
Transaction costs (2)	0.1	0.5	0.1	1.1
Loan administration fees (3)	—	0.1	—	0.2
Non-cash adjustments (4)	—	0.3	—	0.5
Share-based incentives (5)	0.8	0.2	1.1	0.5
Other expenses (6)	0.3	0.8	1.2	1.1
Preferred stock dividend (7)	0.7	1.1	1.5	1.1
Showroom-ready equipment interest expense (8)	(0.5)	(0.5)	(0.8)	(1.0)
Loss on debt extinguishment (9)	—	11.9	—	11.9
Adjusted EBITDA (1)	$41.4	$28.5	$71.4	$51.5
Pro forma EBITDA—acquisitions (10)	—	3.8	—	7.7
Adjusted pro forma EBITDA (1)	$41.4	$32.3	$71.4	$59.2

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share amounts)	2022	2021	2022	2021
Net income (loss)	$5.4	$(15.8)	$3.4	$(21.5)
Transaction costs (2)	0.1	0.5	0.1	1.1
Loan administration fees (3)	—	0.1	—	0.2
Non-cash adjustments (4)	—	0.3	—	0.5
Share-based incentives (5)	0.8	0.2	1.1	0.5
Other expenses (6)	0.3	0.8	1.2	1.1
Loss on debt extinguishment (9)	—	11.9	—	11.9
Adjusted net income (loss) available to common stockholders (1)	$6.6	$(2.0)	$5.8	$(6.2)
Adjusted basic net income (loss) per share (1)	$0.21	$(0.06)	$0.18	$(0.20)
Adjusted diluted net income (loss) per share (1)	$0.21	$(0.06)	$0.18	$(0.20)
Basic weighted average common shares outstanding	31,933,032	32,403,151	32,147,015	31,204,239
Diluted weighted average common shares outstanding	32,151,512	32,553,526	32,367,810	31,344,518

(1) Represents Non-GAAP measure

(2) Includes expenses related to the acquisitions and capital raising activities

(3) Debt administration fees associated with debt refinancing activities

(4) Non-cash adjustments related to straight-line of rent expenses

(5) Reflects equity-based compensation expenses

(6) Other non-recurring expenses inclusive of severance payments, legal, and consulting costs

(7) Expenses related to preferred stock dividend payments

(8) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Represents debt extinguishment expenses related to debt modification in Q2 2021

(10) Pro forma EBITDA of acquisitions completed in 2021 and forward, assuming each was acquired as of January 1, 2021